Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 4, 2002, relating to the consolidated financial statements and financial statement schedule, which appear in Humana Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
_______________________________
PRICEWATERHOUSECOOPERS LLP
Louisville, Kentucky
October 4, 2002